Exhibit 3.2

By-law No. 1

A by-law relating generally to the transaction of the

business and affairs of

ONCOGENEX TECHNOLOGIES INC.

February 8, 2002

Table of Contents

Article 1 Interpretation		1
1.1	Definitions	1

Article 2 Business of the Corporation		2
2.1	Registered Office	2
2.2	Execution of Instruments	3
2.3	Banking Arrangements	3
2.4	Voting Rights in Other Bodies Corporate	3
2.5	Withholding Information from Shareholders	3

Article 3 Borrowing and Securities		3
3.1	Borrowing Power	3
3.2	Provisions for Trust Deeds for the Purpose of Quebec Special Corporate Powers Act	4
3.3	Delegation of Power	4

Article 4 Directors		4

4.1	Number of Directors and Quorum	4
4.2	Qualification	4
4.3	Election and Term	5
4.4	Removal of Directors	5
4.5	Vacation of Office	5
4.6	Vacancies	5
4.7	Action by the Board	6
4.8	Canadian Residency	6
4.9	Participation	6
4.10	Place of Meetings	6
4.11	Calling of Meetings	6
4.12	Notice of Meeting	7
4.13	Regular Meetings	7
4.14	First Meeting of New Board	7
4.15	Adjourned Meeting	8
4.16	Chairperson	8
4.17	Votes to Govern	8
4.18	Conflict of Interest	8
4.19	Remuneration and Expenses	8

Article 5 Committees		8
5.1	Committee of Directors	8
5.2	Transaction of Business	9
5.3	Audit Committee	9
5.4	Procedure	9

Article 6 Officers		9
6.1	Appointment	9
6.2	Chairperson of the Board	9
6.3	Managing Director	10
6.4	President	10
6.5	Vice-President	10
6.6	Secretary	10
6.7	Treasurer	10
6.8	Powers and Duties of Other Officers	11
6.9	Variation of Powers and Duties	11
6.10	Term of Office	11
6.11	Terms of Employment and Remuneration	11
6.12	Conflict of Interest	11
6.13	Agents and Attorneys	11
6.14	Fidelity Bonds	11

Article 7 Protection of Directors, Officers and Others		12
7.1	Limitation of Liability	12
7.2	Indemnity	12
7.3	Insurance	13

Article 8 Shares		13
8.1	Allotment and Issue	13
8.2	Commissions	13
8.3	Registration of Transfer	13
8.4	Transfer Agents and Registrars	13
8.5	Lien for Indebtedness	14
8.6	Non-Recognition of Trusts	14
8.7	Share Certificates	14
8.8	Replacement of Share Certificates	14
8.9	Joint Shareholders	15
8.10	Deceased Shareholders	15

Article 9 Dividends and Rights		15
9.1	Dividends	15
9.2	Dividend Cheques	15
9.3	Non-Receipt of Cheques	15
9.4	Record Date for Dividends and Rights	16
9.5	Unclaimed Dividends	16

Article 10 Meetings of Shareholders		16
10.1	Annual Meetings	16
10.2	Special Meetings	16
10.3	Special Business	16
10.4	Place of Meetings	17
10.5	Participation in Meeting by Electronic Means	17
10.6	Notice of Meetings	17

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10.7	List of Shareholders Entitled to Notice	17
10.8	Record Date for Notice	18
10.9	Meetings Without Notice	18
10.10	Chairperson, Secretary and Scrutineers	18
10.11	Persons Entitled to be Present	19
10.12	Quorum	19
10.13	List of Shareholders Entitled to Vote	19
10.14	Record Date for Voting	19
10.15	Proxies	20
10.16	Time for Deposit of Proxies	20
10.17	Joint Shareholders	20
10.18	Votes to Govern	20
10.19	Show of Hands	20
10.20	Ballots	21
10.21	Electronic Voting	21
10.22	Adjournment	21
10.23	Resolution in Writing	21
10.24	Only One Shareholder	22

Article 11 Divisions and Departments		22
11.1	Creation and Consolidation of Divisions	22
11.2	Name of Division	22
11.3	Officers of Division	22

Article 12 Notices		22
12.1	Method of Giving Notices	22
12.2	Notice to Joint Shareholders	23
12.3	Computation of Time	23
12.4	Undelivered Notices	23
12.5	Proof of Service	24
12.6	Omissions and Errors	24
12.7	Persons Entitled by Death or Operation of Law	24
12.8	Waiver of Notice	24

Article 13		24
13.1	Use of Electronic Documents	24

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By-law Number 1, a by-law relating generally to the transaction of the business and affairs of OncoGenex Technologies Inc.

The following is enacted as a by-law of OncoGenex Technologies Inc. (the “Corporation”)

ARTICLE 1
INTERPRETATION

1.1                               Definitions

In the by-laws of the Corporation, unless the context otherwise requires:

“Act” means the Canada Business Corporations Act, and any statute that may be substituted therefor, as from time to time amended;

“appoint” includes “elect” and vice versa;

“articles” means the original or restated Articles of Incorporation, Articles of Amendment, Articles of Amalgamation, Articles of Continuance, Articles of Reorganization, Articles of Arrangement, Articles of Dissolution, Articles of Revival and includes any amendments thereto;

“board” means the board of directors of the Corporation;

“by-laws” means this by-law and all other by-laws of the Corporation from time to time in force and effect relating to the transaction of the business and affairs of the Corporation in addition hereto, or in amendment hereof or in substitution for all or any part of this by-law;

“Corporation” means a body corporate incorporated or continued under the Act and not discontinued under the Act;

“electronic document” means any form of representation of information or of concepts fixed in any medium in or by electronic, optical or other similar means and that can be read or perceived by a person or by any means.

“meeting of shareholders” includes an annual meeting of shareholders and a special meeting of shareholders; “special meeting of shareholders” includes both a meeting of any class or classes acting separately from any other class or classes and also a meeting, other than an annual meeting, of all shareholders entitled to vote at an annual meeting of shareholders;

“non-business day” means Saturday, Sunday and any other day that is a holiday as defined in the Interpretation Act (Canada);

“recorded address” means, in the case of a shareholder, that person’s address as recorded in the securities register; and, in the case of joint shareholders, the address appearing in the securities register in respect of such joint holding determined under Article 8.9 herein and in the case of a director, officer, auditor or member of a committee of directors, that person’s latest address as recorded in the records of the Corporation;

“Regulations” means the regulations made pursuant to the Act, as from time to time amended;

“unanimous shareholder agreement” means a written agreement among all of the shareholders of a Corporation, or among all of the shareholders and one (1) or more persons who are not shareholders, that restricts, in whole or in part, the powers of the directors to manage, or supervise the management of, the business and affairs of the Corporation, as from time to time amended;

save as aforesaid, words and expressions defined in the Act have the same meaning when used herein; and

words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

ARTICLE 2
BUSINESS OF THE CORPORATION

2.1                               Registered Office

Until changed in accordance with the Act, the registered office of the Corporation shall be at the City of Vancouver, in the Province of British Columbia, and at such location therein as the board may, from time to time, determine.

2.2                               Execution of Instruments

Deeds, transfers, assignments, contracts, obligations, certificates and other instruments required by law or otherwise by these by-laws or any resolution of the board or shareholders of the Corporation to be executed under corporate seal may be signed on behalf of the Corporation by one (1) or more persons who holds the office of chairperson of the board, president, managing director, vice-president, secretary, treasurer, assistant-secretary, assistant-treasurer or any other office created by by-law or by resolution of the board. In addition, the board may, from time to time, direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

2.3                               Banking Arrangements

The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may, from time to time, be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may, from time to time, by resolution prescribe or authorize.

2.4                               Voting Rights in Other Bodies Corporate

The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the board may, from time to time, direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

2.5                               Withholding Information from Shareholders

Subject to the provisions of the Act, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation’s business which, in the opinion of the board, it would be inexpedient in the interests of the shareholders or the Corporation to communicate to the public. The board may, from time to time, determine whether and to what extent and at what time and place and under what conditions or regulations the accounts, records and documents of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right of inspecting any account, record or document of the Corporation except as conferred by the Act or authorized by the board or by resolution passed at a general meeting of shareholders.

ARTICLE 3
BORROWING AND SECURITIES

3.1                               Borrowing Power

Without limiting the borrowing powers of the Corporation as set forth in the Act, the board is authorized from time to time:

(a)                                  to borrow money upon the credit of the Corporation in such amounts and on such terms as may be deemed expedient by obtaining loans or advances or by way of overdraft or otherwise;

(b)                                 to issue, re-issue, sell or pledge bonds, debentures, notes or other evidence of indebtedness or guarantee of the Corporation, whether secured or unsecured for such sums and at such prices as may be deemed expedient;

(c)                                  subject to the Act, to issue guarantees on behalf of the Corporation to secure the performance of the obligations of any person; and

(d)                                 to charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, moveable or immovable, property and undertaking of the Corporation, including book debts, rights, powers and franchises for the purpose of securing any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness or liability of the Corporation.

Nothing in this Article limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.2                               Provisions for Trust Deeds for the Purpose of Quebec Special Corporate Powers Act

The board may, from time to time, in such amounts and on such terms as it deems expedient, charge, mortgage, hypothecate or pledge all or any of the currently owned or subsequently acquired real or personal, moveable or immovable, property of the Corporation, including book debts, rights, powers, franchises and undertakings, to secure any debt obligations or any money borrowed, or other debt or liability of the Corporation.

3.3                               Delegation of Power

The board may, from time to time, delegate to such one (1) or more of the directors and officers of the Corporation as may be designated by the board all or any of the powers conferred on the board by Articles 3.1 and 3.2 herein to such extent and in such manner as the board shall determine at the time of each such delegation.

ARTICLE 4
DIRECTORS

4.1                               Number of Directors and Quorum

Until changed in accordance with the Act, the board shall consist of such number of directors being not less than the minimum nor more than the maximum number of directors provided in the articles as shall be fixed from time to time by resolution of the shareholders. Subject to the articles, the Act and any shareholders’ agreement to which the Corporation is a party, the quorum for the transaction of business at any meeting of the board shall consist of a majority of the directors or such lesser number of directors, as the board may, from time to time, determine.

4.2                               Qualification

No person shall be qualified for election as a director if that person: is less than eighteen (18) years of age;  is of unsound mind and has been so found by a court of competent jurisdiction;  is not an individual; or  has the status of a bankrupt. A director need not be a shareholder. Subject to the Act, at least twenty-five (25%) percent of the directors shall be resident Canadians. However, if the Corporation has less than four (4) directors, at least one (1) director must be resident Canadian. When required by the Act, but not otherwise, at least two (2) directors shall not be officers or employees of the Corporation or its affiliates.

4.3                               Election and Term

Each director named in the notice of directors filed at the time of incorporation shall hold office from the date of the Certificate of Incorporation until the first meeting of shareholders. An election of directors shall take place at the first meeting of shareholders and at each annual meeting of shareholders thereafter and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. A director shall retain office only until the election of his successor. The number of directors to be elected at any such meeting shall be the number of directors then in office unless the directors or the shareholders otherwise determine. The election shall be by resolution. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

4.4                               Removal of Directors

Subject to the provisions of the Act, the shareholders may, by ordinary resolution passed at a special meeting, remove any director from office and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the directors.

4.5                               Vacation of Office

A director ceases to hold office when that director:  dies; is removed from office by the shareholders; ceases to be qualified for election as a director; or when that director’s  written resignation is sent or delivered to the Corporation, or if a time is specified in such resignation, at the time so specified, whichever is later.

4.6                               Vacancies

Subject to the Act and the articles, a quorum of the board may fill a vacancy on the board, except a vacancy resulting from an increase in the number or the minimum or maximum number of directors or from a failure of the shareholders to elect the number or minimum number of directors, and may also add to their numbers and appoint additional director(s) but so that the total number of directors shall not exceed the maximum number fixed by Article 4.1 herein. In the absence of a quorum of the board, or if the vacancy has arisen from a failure of the shareholders to elect the number or minimum number of directors, the board shall, without delay, call a special meeting of the shareholders to fill the vacancy. If the board fails to call such meeting, or if there are no such directors then in office, any shareholder may call the meeting.

4.7                               Action by the Board

Subject to any unanimous shareholder agreement, the board shall manage, or supervise the management of, the business and affairs of the Corporation. Subject to Articles 4.8 and 4.9 herein, the powers of the board may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all directors entitled to vote on that resolution at a meeting of the board and any resolution in writing so signed shall be as valid as if it had been passed at a meeting of directors or a committee of directors and a copy of every such resolution in writing shall be kept with the minutes of the proceedings of directors or committee of directors. Where there is a vacancy on the board, the remaining directors may exercise all powers of the board so long as a quorum remains in office. Where the Corporation has only one (1) director, that director may constitute a meeting. An act of a director is valid notwithstanding any irregularity in that director’s election or appointment or a defect in his or her qualifications.

4.8                               Canadian Residency

Subject to the Act, the board shall not transact business at a meeting, other than filling a vacancy on the board, unless, at least twenty-five (25%) percent of the directors present are resident Canadians, or, if the corporation has less than four (4) directors, at least one (1) of the directors present is a resident Canadian, except where:

(a)                                  a resident Canadian director who is unable to be present, approves in writing or by telephone or other communications facilities, the business transacted at the meeting; and

(b)                                 the required number of resident Canadians would have been present had that director been present at the meeting.

4.9                               Participation

A director may, in accordance with the Regulations and if all directors consent, participate in a meeting of directors or of a committee of directors by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. A director participating in such a meeting by such means is deemed to be present at that meeting.

4.10                        Place of Meetings

Meetings of the board may be held at any place in or outside Canada.

4.11                        Calling of Meetings

Meetings of the board shall be held from time to time and at such place as the board may determine. In addition, any one (1) director may convene or direct the convening of a meeting of the board.

4.12                        Notice of Meeting

Except as otherwise provided in Article 4.13 herein, notice of the time and place of each meeting of the board shall be given in the manner provided in Article 12.1 herein to each director not less than forty-eight (48) hours before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where section 114(5) of the Act requires such purpose or business to be specified, including any proposal to:

(a)                                  submit to the shareholders any question or matter requiring approval of the shareholders;

(b)                                 fill a vacancy among the directors or in the office of auditor, or appoint additional directors;

(c)                                  issue securities;

(d)                                 declare dividends;

(e)                                  purchase, redeem, or otherwise acquire shares of the Corporation;

(f)                                    pay a commission for the sale of shares;

(g)                                 approve a management proxy circular;

(h)                                 approve a take-over bid circular or directors circular;

(i)                                     approve any annual financial statements; or

(j)                                     adopt, amend or repeal by-laws.

A director may, in any manner, waive notice of or otherwise consent to a meeting of the board either before or after the convening of the meeting.

4.13                        Regular Meetings

The board may, by resolution, appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named in the resolution. No notice shall be required for any such regular meeting.

4.14                        First Meeting of New Board

Provided a quorum of directors is present, each newly elected board may, without notice, hold its first meeting immediately following the meeting of shareholders at which such board or portion thereof is elected.

4.15                        Adjourned Meeting

Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

4.16                        Chairperson

The chairperson of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting:  chairperson of the board, managing director, president, or a vice-president who is a director. If no such officer is present, the directors present shall choose one (1) of their number to be chairperson.

4.17                        Votes to Govern

At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In the case of an equality of votes, the chairperson of the meeting shall not be entitled to a second or casting vote.

4.18                        Conflict of Interest

A director or officer shall disclose to the Corporation, in writing or by requesting to have it entered in the minutes of meetings of directors or of meetings of committees of directors, the nature and extent of any interest that he or she has in a material contract or material transaction, whether made or proposed, with the Corporation, if the director or officer is a party to the contract or transaction; is a director or an officer, or an individual acting in a similar capacity, of a party to the contract or transaction; or has a material interest in a party to the contract or transaction.

4.19                        Remuneration and Expenses

Subject to any unanimous shareholder agreement, the directors shall be paid such remuneration for their services as the board may, from time to time, determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

ARTICLE 5
COMMITTEES

5.1                               Committee of Directors

The board may appoint a committee of directors, however designated, and delegate to such committee any of the powers of the board except those which, under the Act, a committee of directors has no authority to exercise.-

5.2                               Transaction of Business

Subject to the provisions of Article 4.9 herein, the powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Canada.

5.3                               Audit Committee

When required by the Act, the board shall, and at any other time the board may, elect annually from among its number an audit committee to be composed of not fewer than three (3) directors of whom a majority shall not be officers or employees of the Corporation or its affiliates. The audit committee shall have the powers and duties provided in the Act.

5.4                               Procedure

Unless otherwise determined by the board, each committee of directors shall have the power to fix its quorum at not less than a majority of its members, to elect its chairperson and to regulate its procedure.

ARTICLE 6
OFFICERS

6.1                               Appointment

Subject to any unanimous shareholder agreement, the board may, from time to time, appoint a president, one (1) or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the board may determine, including one (1) or more assistants to any of the officers so appointed (herein referred to as “officers”). The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to Articles 6.2 and 6.3 herein, an officer may, but need not be, a director and one (1) person may hold more than one (1) office.

6.2                               Chairperson of the Board

The board may, from time to time, also appoint a chairperson of the board who shall be a director. If appointed, the board may assign to that individual any of the powers and duties that are by any provisions of this by-law assigned to the managing director or to the president; and that individual shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability of the chairperson of the board, that individual’s duties shall be performed and powers exercised by the managing director, if any, or by the president.

6.3                               Managing Director

The board may, from time to time, appoint a managing director and a director. If appointed, the managing director shall be the chief executive officer and, subject to the authority of the board, shall have general supervision of the business and affairs of the Corporation; and that individual shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability of the president, or if no president has been appointed, the managing director shall also have the powers and duties of that office.

6.4                               President

If appointed, the president shall be the chief operating officer and, subject to the authority of the board, shall have general supervision of the business of the Corporation; and the president shall have such other powers and duties as the board may specify. During the absence or disability of the managing director, or if no managing director has been appointed, the president shall also have the powers and duties of that office.

6.5                               Vice-President

A vice-president shall have such powers and duties as the board or the chief executive officer may specify.

6.6                               Secretary

The secretary shall attend and be the secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; the secretary shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, the auditor and members of committees of directors; the secretary shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and the secretary shall have such other powers and duties as the board or the chief executive officer may specify.

6.7                               Treasurer

The treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; the treasurer shall render to the board, whenever required, an account of all of the treasurer’s transactions as treasurer and of the financial position of the Corporation; and the treasurer shall have such other powers and duties as the board or the chief executive officer may specify.

6.8                               Powers and Duties of Other Officers

The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board or the chief executive officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

6.9                               Variation of Powers and Duties

The board may, from time to time, and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

6.10                        Term of Office

The board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer’s rights under any employment contract. Otherwise, each officer appointed by the board shall hold office until the earlier of the date the officer’s resignation becomes effective, the date the officer’s successor is appointed or the date the officer shall cease to be qualified for that office under Article 6.2 or 6.3 herein, if applicable.

6.11                        Terms of Employment and Remuneration

The terms of employment and the remuneration of officers appointed by the board shall be settled by the board from time to time.

6.12                        Conflict of Interest

An officer shall disclose any interest that he or she has in a material contract, material transaction,  proposed material contract or proposed material transaction, with the Corporation in accordance with Article 4.18 herein.

6.13                        Agents and Attorneys

The board shall have power, from time to time, to appoint agents or attorneys for the Corporation in or outside of Canada with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

6.14                        Fidelity Bonds

The board may require such officers, employees and agents of the Corporation, as the board deems advisable, to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the board may, from time to time, determine.

ARTICLE 7
PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

7.1                               Limitation of Liability

No director shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on the director’s part, or for any other loss, damage or misfortune whatsoever which shall happen in the execution of the duties of that individual’s office or in relation thereto, unless the same are occasioned by his or her own willful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the Regulations or from liability for any breach thereof.

7.2                               Indemnity

Subject to the limitations contained in the Act, the Corporation may indemnify a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity, if

(a)                                  the individual acted honestly and in good faith with a view to the best interests of the Corporation, or as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and

(b)                                 in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

Subject to the limitations contained in the Act, a Corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in the preceding paragraph.

7.3                               Insurance

Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers as the board may, from time to time, determine.

ARTICLE 8
SHARES

8.1                               Allotment and Issue

The board may, from time to time, allot, or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as prescribed by the Act. Subject to the articles, no holder of any class of share of the capital of the Corporation shall be entitled as of right to subscribe for, purchase or receive any part of any new or additional issue of shares of any class, whether now or hereafter authorized or any bonds, debentures or other securities convertible into shares of any class.

8.2                               Commissions

The board may, from time to time, authorize the Corporation to pay a reasonable commission to any person in consideration of that person  purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

8.3                               Registration of Transfer

Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the board may, from time to time, prescribe, upon payment of all applicable taxes and any fees prescribed by the board, upon compliance with such restrictions on transfer, if any, as are authorized by the articles, and upon satisfaction of any lien referred to in Article 8.5 herein.

8.4                               Transfer Agents and Registrars

The board may, from time to time, appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one (1) or more branch registrars to maintain branch securities registers and one (1) or more branch transfer agents to maintain branch registers of transfers, but one (1) person may be appointed both registrar and transfer agent. The board may, at any time, terminate any such appointment.

8.5                               Lien for Indebtedness

If the articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation, such lien may be enforced, subject to any other provision of the articles and to any unanimous shareholder agreement, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, may refuse to register a transfer of the whole or any part of such shares.

8.6                               Non-Recognition of Trusts

Subject to the provisions of the Act, the Corporation shall treat as absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation’s records or on the share certificate.

8.7                               Share Certificates

Every holder of one (1) or more shares of the Corporation shall be entitled, at that person’s option, to a share certificate, or to a non-transferable written acknowledgment of that person’s right to obtain a share certificate, stating the number and class or series of shares held by that person as shown on the securities register. Share certificates and acknowledgments of a shareholder’s right to a share certificate, respectively, shall be in such form as the board shall, from time to time, approve. Any share certificate shall be signed in accordance with Article 2.4 herein and need not be executed under  corporate seal; provided that, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one (1) of the signing officers or, in the case of share certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers, may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one (1) or both of the officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

8.8                               Replacement of Share Certificates

The board, or any officer or agent designated by the board may, in its,  his or her discretion, direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken on payment of such fee, not exceeding three ($3.00) dollars and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may, from time to time, prescribe, whether generally or in any particular case.

8.9                               Joint Shareholders

If two (2) or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one (1) certificate in respect thereof, and delivery of such certificate to one (1) of such persons shall be sufficient delivery to all of them. Any one (1) of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share. Joint shareholders may collectively designate in writing an address as their recorded address for service of notice and payment of dividends but in default of such designation the address of the first named joint shareholder shall be deemed to be the recorded address aforesaid.

8.10                        Deceased Shareholders

In the event of the death of a holder, or of one (1) of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

ARTICLE 9
DIVIDENDS AND RIGHTS

9.1                               Dividends

Subject to the provisions of the Act, the board may, from time to time, declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

9.2                               Dividend Cheques

A dividend payable in cash shall be paid by cheque drawn on the Corporation’s bankers or one (1) of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders, the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.3                               Non-Receipt of Cheques

In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may, from time to time, prescribe, whether generally or in any particular case.

9.4                               Record Date for Dividends and Rights

The board may, within the period prescribed by the Regulations, fix in advance a date, for the payment of any dividend or for the issue of any warrant or other evidence of right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities. If a record date is fixed, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date, notice of the record date shall be given within the period prescribed by the Regulations and in the manner provided by the Act. If, no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

9.5                               Unclaimed Dividends

Any dividend unclaimed after a period of six (6) years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

ARTICLE 10
MEETINGS OF SHAREHOLDERS

10.1                        Annual Meetings

The annual meeting of shareholders shall be held at such time in each year and, subject to the Act and to Article 10.4 herein, at such place as the board, the chairperson of the board, the managing director or the president may, from time to time, determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

10.2                        Special Meetings

The board, the chairperson of the board, the managing director or the president shall have power to call a special meeting of shareholders at any time.

10.3                        Special Business

All business transacted at a special meeting of shareholders and all business transacted at an annual meeting of shareholders, except consideration of the financial statements, auditors reports, election of directors and reappointment of the incumbent auditors, is deemed to be special business.

10.4                        Place of Meetings

Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is situate or, if the board shall so determine, at some other place in Canada or, if all the shareholders entitled to vote at the meeting so agree, at some place outside Canada.

10.5                        Participation in Meeting by Electronic Means

Any person entitled to attend a meeting of shareholders may participate in the meeting, in accordance with the Regulations by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation makes available such a communication facility. A person participating in a meeting by such means is deemed to be present at the meeting.

If the directors or the shareholders of a Corporation call a meeting of shareholders, those directors or shareholders, as the case may be, may determine that the meeting shall be held, in accordance with the Regulations, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

10.6                        Notice of Meetings

Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Article 12.1 or Article 13 herein, as the case may be, to each director, to the auditor and to each shareholder who at the close of business on the record date, if any, for notice is entered in the securities register as the holder of one (1) or more shares carrying the right to vote at the meeting. If the Corporation is not a distributing corporation, the notice shall be sent within fourteen (14) days before the meeting. If the Corporation is a distributing corporation, notice shall be sent within the period prescribed by the Regulations. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor’s report, election of directors and re-appointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of or otherwise consent to a meeting of shareholders.

10.7                        List of Shareholders Entitled to Notice

For every meeting of shareholders, the Corporation shall prepare an alphabetical list of its shareholders entitled to receive notice of the meeting and showing the number of shares held by each shareholder. If a record date for the meeting is fixed pursuant to Article 10.8 herein, the shareholders listed shall be those registered or constructively registered pursuant to the Act at the close of business on a day not later than ten (10) days after such record date. If no record date is fixed, the shareholders listed shall be those registered or constructively registered as aforesaid at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the central securities register is maintained and at the place where the meeting is held.

10.8                        Record Date for Notice

The board may, within the period prescribed by the Regulations, fix in advance a date as the record date for the purpose of determining shareholders entitled to receive notice of a meeting of shareholders. If a record date is fixed, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date, notice of the record date shall be given within the period prescribed by the Regulations and in the manner provided by the Act. If no record date is fixed as aforesaid, the record date for the determination of the shareholders entitled to notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given, or if no notice is given, the day on which the meeting is held.

10.9                        Meetings Without Notice

A meeting of shareholders may be held without notice at any time and place permitted by the Act:

(a)                                  if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held; and

(b)                                 if the auditor and the directors are present or waived notice of or otherwise consent to such meeting being held.

At such meeting any business may be transacted which the Corporation, at a meeting of shareholders, may transact. If the meeting is held at a place outside Canada, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

10.10                 Chairperson, Secretary and Scrutineers

The chairperson of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting:  chairperson of the board, president, managing director, or a vice-president who is a shareholder. If no such officer is present within fifteen (15) minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one (1) of their number to be chairperson. If the secretary of the Corporation is absent, the chairperson shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one (1) or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairperson with the consent of the meeting.

10.11                 Persons Entitled to be Present

The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairperson of the meeting or with the consent of the meeting.

10.12                 Quorum

Subject to the Act, a quorum for the transaction of business at any meeting of shareholders shall be two (2) persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxy for an absent shareholder so entitled and together holding or representing by proxy not less than 5% of the outstanding shares of the Corporation entitled to vote at the meeting. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented by proxy may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present within one-half hour of the time appointed for convening of any meeting of shareholders, the shareholders present or represented by proxy may adjourn the meeting to a fixed time and place subject to Article 10.22 herein but may not transact any other business provided, however, that if no provision for adjournment is made at any such meeting or adjourned meeting at which a quorum is not present, the meeting shall be dissolved.

10.13                 List of Shareholders Entitled to Vote

If a record date for voting is fixed pursuant to Article 10.14, the Corporation shall prepare, no later than ten (10) days after the record date, an alphabetical list of shareholders entitled to vote as of the record date at the meeting of shareholders that shows the number of shares held by each shareholder. If a record date for voting is not fixed, the Corporation shall prepare, no later than ten (10) days after the record date for notice of the meeting is fixed or established pursuant to Article 10.8, as the case may be, an alphabetical list of shareholders who are entitled to vote as of the record date that shows the number of shares held by each shareholder. A shareholder whose name appears on a list prepared under this Article is entitled to vote the shares shown opposite their name at the meeting to which the list relates.

10.14                 Record Date for Voting

The board may, within the period prescribed by the Regulations, fix in advance a date as the record date for the purpose of determining shareholders entitled to vote at a meeting of shareholders. If a record date is fixed, unless notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fix the record date, notice of the record date shall be given within the period prescribed by the Regulations and in the manner provided by the Act.

10.15                 Proxies

Every shareholder entitled to vote at a meeting of shareholders, may appoint a proxyholder, or one (1) or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or the shareholder’s attorney and shall conform with the requirements of the Act. An instrument of proxy shall be valid only at the meeting in respect of which it is given or any adjournment thereof.

10.16                 Time for Deposit of Proxies

The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than forty-eight (48) hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the secretary of the Corporation or by the chairperson of the meeting or any adjournment thereof prior to the time of voting.

10.17                 Joint Shareholders

If two (2) or more persons hold shares jointly, any one (1) of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two (2) or more of those persons are present in person or represented by proxy and vote, they shall vote as one (1) on the shares jointly held by them and in the absence of agreement between those so voting the person named first in the register shall vote the shares.

10.18                 Votes to Govern

At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by-law, be determined by the majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairperson of the meeting shall not be entitled to a second or casting vote.

10.19                 Show of Hands

Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one (1) vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairperson of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried, an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

10.20                 Ballots

On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. Subject to the provisions of the Act, a ballot so required or demanded shall be taken in such manner as the chairperson shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled in respect of the shares which he or she is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

10.21                 Electronic Voting

Notwithstanding Article 10.19 herein, any vote referred to in Article 10.19 may be held, in accordance with the Regulations, entirely by means of a telephonic, electronic or other communication facility, if the Corporation makes available such a communication facility.

Any person participating in a meeting of shareholders pursuant to Article 10.5 and entitled to vote at that meeting may vote, in accordance with the Regulations,  by means of the telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

10.22                 Adjournment

If a meeting of shareholders is adjourned for less than thirty (30) days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one (1) or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given as for an original meeting. At any such adjourned meeting no business shall be transacted other than business left unfinished at the meeting from which the adjournment took place.

10.23                 Resolution in Writing

A resolution in writing signed by all shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditors in accordance with sub-section 110(2) or l68(5) of the Act. A resolution in writing shall be passed to relate to any date therein stated to be the effective date thereof.

10.24                 Only One Shareholder

Where the Corporation has only one (1) shareholder or only one (1) holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting and constitutes a quorum for the transaction of business.

ARTICLE 11
DIVISIONS AND DEPARTMENTS

11.1                        Creation and Consolidation of Divisions

The board may cause the business and operations of the Corporation, or any part thereof, to be divided or to be segregated into one (1) or more divisions upon such basis, including without limitation, character or type of operation, geographical territory, product manufactured or service rendered, as the board may consider appropriate in each case. The board may also cause the business and operations of any such division to be further divided into sub-units and the business and operations of any such divisions or sub-units to be consolidated upon such basis as the board may consider appropriate in each case.

11.2                        Name of Division

Any division or its sub-units may be designated by such name as the board may, from time to time, determine and may transact business, enter into contracts, sign cheques and other documents of any kind and do all acts and things under such name, provided that the Corporation shall set out its name in legible characters in all contracts, invoices, negotiable instruments and orders for goods or services issued or made by or on behalf of the corporation. Any such contract, cheque or documents shall be binding upon the Corporation as if it had been entered into or signed in the name of the Corporation.

11.3                        Officers of Division

From time to time the board, or if authorized by the board, the chief executive officer, may appoint one (1) or more officers for any division, prescribe their powers and duties and settle their terms of employment and remuneration. The board or, if authorized by the board, the chief executive officer, may remove at its, his or her pleasure, any officer so appointed, without prejudice to such officer’s rights under any employment contract. Officers of divisions or their sub-units shall not, as such, be officers of the Corporation.

ARTICLE 12
NOTICES

12.1                        Method of Giving Notices

Subject to Article 13 herein, any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the Regulations, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of directors shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to the person’s recorded address or if mailed to the person at his or her recorded address by prepaid ordinary or air mail or if sent to the person at his or her recorded address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of directors in accordance with any information believed by him to be reliable. Nothing in this Article shall limit or restrict the ability of the Corporation to use electronic documents as may be permitted by the Act or Regulations.

12.2                        Notice to Joint Shareholders

If two (2) or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice given to any one (1) or more of such persons at the recorded address for such joint shareholder shall be sufficient notice to all of them.

12.3                        Computation of Time

In computing the date when notice must be given under any provision requiring a specified number of days’ notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event in respect of which the notice is being given shall be included.

12.4                        Undelivered Notices

If any notice given to a shareholder pursuant to Article 12.1 herein is returned on two (2) consecutive occasions because the person cannot be found or served or is unknown at his or her recorded address, the Corporation shall not be required to give any further notices to such shareholder until the person informs the Corporation in writing of his or her new recorded address.

12.5                        Proof of Service

A certificate of the secretary or other duly authorized officer of the Corporation in office at the time of the making of the certificate, or of any agent of the Corporation as to the facts in relation to the mailing or delivery or sending of any notice to any shareholder, director, the auditors, or any officer, or of publication of any notice, shall be conclusive evidence thereof and shall be binding on every shareholder, director, the auditors or any officer of the Corporation, as the case may be.

12.6                        Omissions and Errors

The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of directors or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

12.7                        Persons Entitled by Death or Operation of Law

Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom the person derives his or her title prior to such person’s name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which the person became so entitled) and prior to the person furnishing to the Corporation the proof of authority or evidence of his or her entitlement prescribed by the Act.

12.8                        Waiver of Notice

Any shareholder (or that shareholder’s duly appointed proxyholder), director, officer, auditor or member of a committee of directors may, at any time, waive the sending of any notice, or waive or abridge the time for any notice, required to be given to that person under any provision of the Act, the Regulations, the articles, the by-laws or otherwise and such waiver or abridgment shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgment shall be in writing except a waiver of notice of a meeting of shareholders or of the board which may be given in any manner.

ARTICLE 13

DOCUMENTS IN ELECTRONIC FORM

13.1                        Use of Electronic Documents

Unless prohibited by the Act or Regulations, the use of electronic documents is permitted.

Enacted by the board and confirmed by the shareholders in accordance with the Act, February 8, 2002.

/s/ Scott Cormack
President

/s/ Martin Gleave
Secretary